UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2025
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UNDER ARMOUR, INC.
 ________________________________________________________________________________

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Performance Drive, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 468-2512

(Former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02. Results of Operations and Financial Condition.
On November 6, 2025, Under Armour, Inc. (“Under Armour”, or the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2025. A copy of Under Armour’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Under Armour has scheduled a conference call for 8:30 a.m. ET on November 6, 2025 to discuss its financial results.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2025, Under Armour announced that Reza Taleghani will be joining the Company as Executive Vice President, Chief Financial Officer and principal financial officer in February 2026. The Company further announced that David Bergman, the Company’s current Chief Financial Officer and principal financial officer, is expected to step down from his role upon Mr. Taleghani joining the Company, but will remain as a senior advisor into the first quarter of the Company’s fiscal year 2027 to support a smooth transition.
Mr. Taleghani, age 53, joins Under Armour from Samsonite Group S.A., where he served as Executive Vice President, Chief Financial Officer and Treasurer since November 2018. Prior to joining Samsonite Group S.A., Mr. Taleghani served as President and Chief Financial Officer of Brightstar Corp., a provider of device lifecycle management solutions, where he was responsible for global financial operations as well as managing the financial services and device protection lines of business from 2015 to 2018. Prior to joining Brightstar Corp., Mr. Taleghani worked at J.P. Morgan, where he held various leadership roles in investment banking, commercial banking and asset management from 2009 to 2015. Mr. Taleghani also served as President and Chief Executive Officer of Sterling Airlines A/S in 2008.
Mr. Taleghani will receive an annual base salary of $825,000, as well as a signing bonus of $250,000 payable within thirty days of him joining the Company. Mr. Taleghani will be eligible to participate in the Company’s fiscal year 2026 annual cash incentive plan for executive officers, with a target award level equal to 75% of his annual base salary. In consideration of his forfeited cash incentive opportunity in connection with his departure from his prior employer, Mr. Taleghani’s fiscal year 2026 annual cash incentive award will be guaranteed to pay out at 100% of his full-year target award. Upon joining the Company, Mr. Taleghani is expected to receive (i) a fiscal year 2026 annual equity award in the form of time-based non-qualified stock options for the Company’s Class C common stock with a grant date value of $2,500,000, (ii) a one-time special equity award of time-based non-qualified stock options for the Company’s Class C common stock with a grant date value of $1,500,000 and (iii) a one-time special restricted cash award with a grant date value of $1,500,000, each of which will vest in three equal annual installments beginning on the first anniversary of the grant date. Mr. Taleghani will also be eligible to participate in the previously disclosed Under Armour, Inc. Executive Severance Program, as well as the Company’s standard relocation benefits for senior executives and other benefit plans consistent with other executives of a similar level.
There are no arrangements or understandings between Mr. Taleghani and any other person pursuant to which he was appointed as Chief Financial Officer and designated as principal financial officer. Mr. Taleghani does not have any family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

Item 8.01. Other Events.

A copy of the Company’s press release related to the announcement described in Item 5.02, dated November 6, 2025, is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
99.1	Under Armour, Inc. press release announcing financial results for the quarter ended September 30, 2025.
99.2	Under Armour, Inc. press release dated November 6, 2025.
101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: November 6, 2025	By:	/s/ Mehri Shadman
Mehri Shadman
Executive Vice President, Chief Legal Officer & Corporate Secretary